 Exhibit 32(b)

CERTIFICATE OF THE
CHIEF FINANCIAL OFFICER OF
UNIVERSAL FOREST PRODUCTS, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Michael R. Cole, Chief Financial Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1)         The quarterly report on Form 10-Q for the quarterly period ended  March 30, 2013, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in this quarterly report on Form 10-Q for the quarterly period ended March 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Date: April 30, 2013	By:	/s/ Michael R. Cole
Michael R. Cole,
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

The signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Universal Forest Products, Inc. and will be retained by Universal Forest Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.